Exhibit 99.1

Palo Alto Networks Reports Fiscal First Quarter 2013 Financial Results

•	Fiscal first quarter revenue grows 50 percent year-over-year and 14 percent sequentially to reach a record $85.9 million

•	Adds over 1,000 new end-customers in fiscal first quarter, reaching over 10,000 total end-customers

•	Cash, cash equivalents and investments of $342.1 million with no debt

SANTA CLARA, Calif., December 6, 2012 – Palo Alto Networks, Inc. (NYSE: PANW) today announced financial results for its fiscal first quarter of 2013 ended October 31, 2012.

Total revenue for the fiscal first quarter grew 50 percent year-over-year to $85.9 million, compared with $57.1 million in the fiscal first quarter of 2012. GAAP net loss for the fiscal first quarter was $3.5 million, or $0.05 per basic and diluted share, compared with net income of $4.1 million, or $0.00 per basic and diluted share, in the fiscal first quarter of 2012.

Palo Alto Networks recorded fiscal first quarter non-GAAP net income of $2.9 million, or $0.04 per basic and diluted share, compared with non-GAAP net income of $5.6 million, or $0.01 per basic and diluted share, in the fiscal first quarter of 2012. A reconciliation between GAAP and non-GAAP information is contained in the tables below.

“We delivered a strong first quarter, achieving 14% sequential revenue growth and expanding our customer base to over 10,000 customers,” said Mark McLaughlin, president and chief executive officer of Palo Alto Networks. “Our performance demonstrates that our unique technology differentiation is resonating with customers, and as a result, our growth continues to significantly outpace the market.”

“We also continue to build on our technology lead with innovative and disruptive technology, which further differentiates us from the competition,” continued McLaughlin.

Commenting on the company’s financial results, Steffan Tomlinson, chief financial officer of Palo Alto Networks, added, “In the first quarter we delivered strong revenue growth while improving our gross margin and operating margin on a sequential basis, demonstrating the leverage in our model. During the quarter, we also generated cash flow from operations of $23.1 million and we ended the quarter with approximately $342.1 million in cash, cash equivalents and investments.”

Recent Highlights

•

Announced a strategic partnership with Citrix and expanded the Technology Partner Program by adding RSA, SafeNet, Swivel, Bradford Networks, RedSeal, Skybox Security, Lancope, Interface Masters, and Garland Technology.

•	Extended its lead in next-generation network security by launching four new products:

•	The VM-Series – a virtualized next-generation firewall platform launched in collaboration with VMware that brings next-generation network security into the virtualized datacenter environment;

•	The WildFire™ modern malware prevention subscription, which sets the bar for the market that until now has only been focused on detection;

•	The PA-3000 Series – a new, midrange next-generation firewall hardware platform; and

•	The M-100 appliance – a dedicated high-performance management appliance.

•	Appointed John Donovan, senior executive vice president of AT&T Technology and Network Operations, to its Board of Directors.

Conference Call Information

Palo Alto Networks will host a conference call for analysts and investors to discuss its fiscal first quarter of 2013 results and outlook for its fiscal second quarter of 2013 today at 4:30 p.m. Eastern time / 1:30 p.m. Pacific time. Open to the public, investors may access the call by dialing (866) 700-0133 or (617) 213-8831 and entering the passcode 20601007. A live audio webcast of the conference call along with supplemental financial information will also be accessible from the “Investors” section of the company’s website at investors.paloaltonetworks.com. Following the webcast, an archived version will be available on the website for one year. A telephonic replay of the call will be available two hours after the call and will run for five business days and may be accessed by dialing (888) 286-8010 or (617) 801-6888 and entering passcode 48881099.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding momentum in the company’s business. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: Palo Alto Networks’ limited operating history, particularly as a new public company; risks associated with Palo Alto Networks’ rapid growth, particularly outside of the U.S.; and general market, political, economic and business conditions.

Additional risks and uncertainties that could affect Palo Alto Networks’ financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in the company’s annual report on Form 10-K filed with the SEC on October 4, 2012 and the company’s final prospectus for its secondary public offering filed with the SEC on October 18, 2012, both of which are available on the company’s website at investors.paloaltonetworks.com and on the SEC’s website at www.sec.gov. Additional information will also be set forth in other filings that the company makes with the SEC from time to time. All forward-looking statements in this press release are based on information available to the company as of the date hereof, and Palo Alto Networks does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Non-GAAP Financial Measures

Palo Alto Networks has provided in this release financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). The company uses these non-GAAP financial measures internally in analyzing its financial results and believes that the use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing the company’s financial results with other companies in its industry, many of which present similar non-GAAP financial measures.

Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP. A reconciliation of the company’s non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.

Non-GAAP net income and diluted net income per share. Palo Alto Networks defines non-GAAP net income as net income (loss) plus share-based compensation expense less the related tax effects. Non-GAAP diluted net income per share is defined as non-GAAP net income divided by the diluted weighted-average shares outstanding. Palo Alto Networks considers these non-GAAP financial measures to be useful metrics for management and investors because they exclude the effect of share-based compensation expense so that management and investors can compare the company’s “core business operating results,” meaning its operating performance excluding not only share-based compensation but also discrete charges that are infrequent in nature, over multiple periods. The company also excludes from non-GAAP net income and non-GAAP diluted net income per share the tax effects associated with share-based compensation expense in order to provide a complete picture of the company’s recurring core business operating results.

Without excluding these tax effects, investors would only see the gross effect that excluding these expenses had on the company’s operating results. There are a number of limitations related to the use of non-GAAP net income and non-GAAP diluted net income per share versus net income (loss) and diluted net income (loss) per share calculated in accordance with GAAP. First, non-GAAP net income and non-GAAP diluted net income per share exclude share-based compensation expense. Share-based compensation has been and will continue to be for the foreseeable future a significant recurring expense in the company’s business. Second, share-based compensation is an important part of Palo Alto Networks employees’ compensation and impacts their performance. Third, the components of the costs that Palo Alto Networks excludes in its calculation of non-GAAP net income and non-GAAP diluted net income per share may differ from the components that its peer companies exclude when they report their non-GAAP results of operations. Palo Alto Networks compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP net income and non-GAAP diluted net income per share and evaluating non-GAAP net income and non-GAAP diluted net income per share together with net income (loss) and diluted net income (loss) per share calculated in accordance with GAAP. In the future, the company may also exclude non-recurring expenses and other expenses that do not reflect the company’s core business operating results.

About Palo Alto Networks

Palo Alto Networks™ is the network security company. Its innovative platform allows enterprises, service providers, and government entities to secure their networks and safely enable the increasingly complex and rapidly growing number of applications running on their networks. The core of Palo Alto Networks platform is its Next-Generation Firewall, which delivers application, user, and content visibility and control integrated within the firewall through its proprietary hardware and software architecture. Palo Alto Networks products and services can address a broad range of network security requirements, from the data center to the network perimeter, as well as the distributed enterprise, which includes branch offices and a growing number of mobile devices. Palo Alto Networks products are used by more than 10,000 customers in over 100 countries. For more information, visit www.paloaltonetworks.com.

Palo Alto Networks, “The Network Security Company,” the Palo Alto Networks Logo, App-ID, GlobalProtect, and WildFire are trademarks of Palo Alto Networks, Inc. in the United States. All other trademarks, trade names or service marks used or mentioned herein belong to their respective owners.

Media Contact:

Mike Haro

Director of Corporate Communications

Palo Alto Networks

408-438-8628

mharo@paloaltonetworks.com

Investor Relations Contact:

Chris Danne/Maria Riley

The Blueshirt Group

415-217-7722

ir@paloaltonetworks.com

Palo Alto Networks, Inc.

Preliminary Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended October 31,
	2012	2011
Revenue:
Product	$55,514	$42,861
Services	30,420	14,252

Total revenue	85,934	57,113
Cost of revenue:
Product	14,416	10,310
Services	9,774	4,530

Total cost of revenue	24,190	14,840

Total gross profit	61,744	42,273
Operating expenses:
Research and development	13,312	7,848
Sales and marketing	42,607	22,368
General and administrative	8,956	5,157

Total operating expenses	64,875	35,373

Operating income (loss)	(3,131)	6,900
Interest income	98	2
Other expense, net	(170)	(464)

Income (loss) before income taxes	(3,203)	6,438
Provision for income taxes	312	2,322

Net income (loss)	$(3,515)	$4,116

Net income (loss) attributable to common stockholders	$(3,515)	$—

Net income (loss) per share attributable to common stockholders, basic and diluted	$(0.05)	$0.00

Weighted-average shares used to compute net income (loss) per share attributable to common stockholders, basic and diluted	66,813	16,715

Palo Alto Networks, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures - Fiscal Quarter

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended October 31, 2012				Three Months Ended October 31, 2011
	GAAP Results	Adjustments		Non-GAAP Results	GAAP Results	Adjustments		Non-GAAP Results
Net income (loss)	$(3,515)	$6,463	(a)	$2,948	$4,116	$1,446	(b)	$5,562

Net income (loss) attributable to common stockholders:
Basic	$(3,515)	$6,463	(a)	$2,948	$—	$105	(c)	$105

Diluted	$(3,515)	$6,463	(a)	$2,948	$—	$128	(c)	$128

Net income (loss) per share attributable to common stockholders:
Basic	$(0.05)	$0.09	(a)	$0.04	$0.00	$0.01	(c)	$0.01

Diluted	$(0.05)	$0.09	(a)	$0.04	$0.00	$0.01	(c)	$0.01

Weighted-average shares used to compute net income (loss) per share attributable to common stockholders:
Basic	66,813	—		66,813	16,715	—		16,715

Diluted	66,813	11,016	(d)	77,829	16,715	5,273	(d)	21,988

(a)	To eliminate share-based compensation expense of $8,342 offset by related tax effect of share-based compensation of $1,879 for the three months ended October 31, 2012
(b)	To eliminate share-based compensation expense of $1,449 offset by related tax effect of share-based compensation of $3 for the three months ended October 31, 2011
(c)	Includes the effect of participating securities under the two-class method for determining net income (loss) attributable to common stockholders
(d)	Difference between weighted-average shares outstanding on a diluted basis under GAAP and non-GAAP due to application of the treasury stock method for dilutive shares

Palo Alto Networks, Inc.

Preliminary Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	October 31,	July 31,
	2012	2012
Assets
Current assets:
Cash and cash equivalents	$174,473	$322,642
Short-term investments	147,084	—
Accounts receivable, net of allowance for doubtful accounts	56,369	45,642
Prepaid expenses and other current assets	16,813	13,373

Total current assets	394,739	381,657
Property and equipment, net	22,965	20,979
Long-term investments	20,567	—
Other assets	6,026	5,168

Total assets	$444,297	$407,804

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$10,290	$9,214
Accrued liabilities	14,743	15,189
Accrued compensation	16,171	11,307
Deferred revenue	101,412	86,296

Total current liabilities	142,616	122,006
Deferred revenue – non-current	58,996	49,512
Other long-term liabilities	6,896	7,215
Stockholders’ equity:
Preferred stock	—	—
Common stock	7	7
Additional paid-in capital	319,352	309,092
Accumulated other comprehensive loss	(27)	—
Accumulated deficit	(83,543)	(80,028)

Total stockholders’ equity	235,789	229,071

Total liabilities and stockholders’ equity	$444,297	$407,804

Palo Alto Networks, Inc.

Preliminary Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended October 31,
	2012	2011
Cash flows from operating activities
Net income (loss)	$(3,515)	$4,116
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	2,053	1,150
Amortization of investment premiums, net of accretion of purchase discounts	316	—
Share-based compensation for equity based awards	8,284	1,449
Change in fair value of preferred stock warrants	—	404
Changes in operating assets and liabilities:
Accounts receivable, net	(10,727)	(5,602)
Prepaid expenses and other assets	(3,830)	(2,661)
Accounts payable	1,076	736
Accrued and other liabilities	4,819	2,096
Deferred revenue	24,600	18,904

Net cash provided by operating activities	23,076	20,592
Cash flows from investing activities
Purchase of property, equipment, and other assets	(4,015)	(2,732)
Purchase of investments	(168,475)	—

Net cash used in investing activities	(172,490)	(2,732)
Cash flows from financing activities
Changes in restricted cash	—	1,221
Proceeds from exercise of stock options	1,534	287
Repurchase of restricted common stock from employees	(24)	(59)
Payments of initial public offering costs	(265)	—

Net cash provided by financing activities	1,245	1,449
Net increase (decrease) in cash and cash equivalents	(148,169)	19,309
Cash and cash equivalents - beginning of period	322,642	40,517

Cash and cash equivalents - end of period	$174,473	$59,826